EXHIBIT TWO

                           RESIGNATION OF MARK GLUSING



                                 MARK K. GLUSING
                              2156 WEST 12TH AVENUE
                              VANCOUVER, BC V6K 2N4


VIA FACSIMILE
-------------

June 2, 2005.

649.com Inc.
1166 Alberni Street
Vancouver, BC
V6E 3Z3

Attention     :     The Board of Directors


Please hereby be advised that effective immediately I resign my position as an officer and director of 649.com Inc.


Sincerely,

/s/ Mark Glusing

Mark K. Glusing